UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2007

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 28, 2007, the Board of Directors (the “Board”) of Immunicon Corporation (“Immunicon”) approved the Amended and Restated Bylaws of Immunicon (the “Amended Bylaws”) which amend the provisions of Article V, Capital Stock, of Immunicon’s Bylaws to permit the issuance and transfer of both certificated and uncertificated shares of capital stock. The Amended Bylaws comply with new rules enacted by The NASDAQ Stock Market LLC which require eligibility for a “direct registration program” by January 1, 2008. Participation in a direct registration program enables investors to establish a “book-entry” position on the books of Immunicon in which shares are owned, recorded and transferred electronically through the Depositary Trust Company, without issuance of a physical stock certificate.

The Amended Bylaws were effective as of November 28, 2007. A complete copy of the Amended Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1 – Amended and Restated Bylaws of Immunicon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	JAMES G. MURPHY
James G. Murphy
Senior Vice President, Finance and
Administration and Chief Financial Officer

Dated: December 4, 2007

EXHIBIT INDEX

Exhibit No.	Document
3.1	Amended and Restated Bylaws of Immunicon Corporation.